Exhibit 10.18   Quaker City Bank Retirement Benefit Equalization Plan


                                Quaker City Bank

                      Retirement Benefit Equalization Plan



                           Effective: January 1, 2000

                                Table of Contents


ARTICLE 1 - PURPOSE.................................................. 1

ARTICLE 2 - DEFINITIONS.............................................. 2

    2.1   Bank....................................................... 2
    2.2   Board of Directors......................................... 2
    2.3   Change-in-Control.......................................... 2
    2.4   Code....................................................... 2
    2.5   Compensation............................................... 3
    2.6   Compensation Committee..................................... 3
    2.7   Disability................................................. 3
    2.8   Effective Date............................................. 3
    2.9   ERISA...................................................... 3
    2.10  Participant................................................ 3
    2.11  Plan....................................................... 4
    2.12  Plan Administrator......................................... 4
    2.13  Plan Year.................................................. 4
    2.14  Quaker ESOP................................................ 4
    2.15  Quaker 401(k) Plan......................................... 4
    2.16  Quaker SERP................................................ 4
    2.17  Retirement Plan............................................ 4
    2.18  Spouse..................................................... 4
    2.19  Year of Service............................................ 5

ARTICLE 3 - BANK CONTRIBUTIONS....................................... 6

    3.1   Bank Matching Contributions................................ 6
    3.2   Bank ESOP Contribution..................................... 6
    3.3   Bank Retirement Plan Contributions......................... 6
    3.4   Special Contribution Credit................................ 7
    3.5   Interest on Plan Benefits.................................. 7
    3.6   Time for Crediting Bank Contributions...................... 8
    3.7   Rules Regarding Reductions................................. 8
    3.8   Forms of Payment Options................................... 8
    3.9   Election of Form of Payment Option......................... 8

ARTICLE 4 - RIGHT TO BANK CONTRIBUTIONS..............................10

    4.1   Vesting in Bank Contributions..............................10

ARTICLE 5 - AMENDMENT AND TERMINATION................................11

    5.1   Amendment..................................................11
    5.2   Termination................................................11

ARTICLE 6 - ADMINISTRATION...........................................12

ARTICLE 7 - GENERAL PROVISIONS.......................................13

    7.1   No Funding Obligation......................................13
    7.2   Non-Alienation of Benefits.................................13
    7.3   Limitation of Rights.......................................13
    7.4   Applicable Laws............................................14
    7.5   Gender and Number..........................................14

Exhibit 10.18


                               QUAKER CITY BANK

                     RETIREMENT BENEFIT EQUALIZATION PLAN

                              ARTICLE 1 - PURPOSE


Effective January 1, 2000, Quaker City Bank ("Bank") hereby adopts the Quaker City Bank Retirement Benefit Equalization Plan ("Plan") to equalize the retirement benefits payable to certain employees and former employees under the Quaker City Bank Employees' Retirement Plan, the Quaker City Bank 401(k) Plan and the Quaker City Bank ESOP. The Plan is intended to be an unfunded plan maintained by the Bank primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA.

                            ARTICLE 2 - DEFINITIONS
2.1  Bank
     ----

     "Bank" means Quaker City Bank

2.2  Board of Directors
     ------------------

     "Board of Directors" means the Board of Directors of the Bank.

2.3  Change-in-Control
     -----------------

     "Change-in-Control" shall mean with respect to the Bank or it's parent ("Company"), an event of a nature that; (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 of 1 5(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13 (d) and (14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank or the Company purchased by any employee benefit plan of the Bank or (B) individuals who constitute the Board of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity.

2.4  Code
     -----

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5  Compensation
     ------------

"Compensation" of a Participant for any Plan Year shall mean his total salary and wages, including bonuses, commissions, overtime payments, incentives and other monetary remuneration, if any, which are paid to the Participant by the Bank during the taxable year ending with or within the Plan Year and which are reported as wages on the Participant's Form W-2 and including amounts not includable in gross income by reason of Code Section 125 (cafeteria plans), 402(e)(3) (401(k) plans), 402(h) or 403(b). Compensation shall include elective deferrals under non-qualified plans maintained by the Bank regardless of whether such deferrals are included in gross income. Elective deferrals to non-qualified plans will be included as Compensation for the Plan Year of deferral.

Compensation shall exclude reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation not specifically included in the preceding paragraph, any compensation paid or payable by reason of services performed after the date an employee ceased to be a Participant, distributions of non-qualified plan benefits and welfare benefits (including severance pay).

For purposes of Section 3.2(a)(1), Compensation shall include elective deferrals under non-qualified plans maintained by the Bank. Elective deferrals to non-qualified plans will be included as Compensation for the Plan Year of deferral.

2.6   Compensation Committee
      ----------------------

      "Compensation Committee" or "Committee" means the committee designated or appointed by the Board of Directors of the Bank to administer the Plan.

2.7   Disability
      ----------

      "Disability" has the same meaning as under the Quaker City Bank Retirement Plan.

2.8   Effective Date
      ---------------

      "Effective Date" means January 1, 2000.

2.9   ERISA
      -----

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.10  Participant
      ------------

      "Participant" refers to an employee of the Bank who (a) is a member of a select group of management or highly compensated employees (within the meaning of Section 201(2) of ERISA) and (b) has been approved by the Compensation Committee to participate in this Plan. The Compensation Committee shall notify employees of their inclusion in this Plan. The Plan Administrator shall maintain a list of Participants, which may be amended from time to time. An eligible employee shall become a Participant on the first day of the month on or after becoming eligible and selected to participate in the Plan.

2.11  Plan
      -----

      "Plan" means the Quaker City Bank Retirement Benefit Equalization Plan, as set forth herein and as amended from time to time.

2.12  Plan Administrator
      ------------------

      "Plan Administrator" means the Compensation Committee.

2.13  Plan Year
      ---------

      "Plan Year" means the calendar year.

2.14  Quaker ESOP
      -----------

      "Quaker ESOP" means the Quaker City Bank Employee Stock Ownership Plan.

2.15  Quaker 401(k) Plan
      ------------------

      "Quaker 401(k) Plan" means the Quaker City Bank 401(k) Plan.

2.16  Quaker SERP
      -----------

      "Quaker SERP" means the Quaker City Bank Supplemental Executive Retirement Plan.

2.17  Retirement Plan
      ---------------

      "Retirement Plan" means Quaker City Bank Employees' Retirement Plan.

2.18  Spouse
      ------

      "Spouse" means the person to whom the Participant is married on his distribution date or on his date of death, if earlier.

2.19  Valuation Date.
      ---------------

      "Valuation Date" shall mean the last of each calendar quarter which is also a business day, as of which the fair market value of Participants' account shall be determined.

2.20  Year of Service
      ---------------

      "Year of Service" for vesting purposes to determine a Participant's right to benefits under this Plan shall be determined and credited in the same manner as under the Retirement Plan.

                        ARTICLE 3 - BANK CONTRIBUTIONS


3.1  Bank Matching Contributions
     ---------------------------

     For each Plan Year, the Bank shall make a contribution on behalf of each Participant equal to (a) minus (b) where:

     (a)  equals the product of (1) and (2) where

          (1) equals the Plan Participant's Compensation for the Plan Year not limited by Code Section 401(a)(17), and

          (2) equals the rate (expressed as a percentage of Compensation) at which the Bank matching contributions would be made on the Participant's behalf for the Plan Year under the Quaker 401(k) Plan, except for the limits imposed on the Quaker 401(k) Plan under Code Sections 401(a)(17), 401(k), 401(m), 402(g) and 415;
               and

     (b) equals the Bank matching contribution actually made to the Quaker 401(k) Plan on behalf of the Participant for the Plan Year.

3.2  Bank ESOP Contribution
     ----------------------

     The Bank shall make a contribution on behalf of each Participant equal to
     (a) minus (b) where:

     (a)  equals the product of (1) and (2) where

          (1)  equals the Plan Participant's Compensation, not limited by Code
               Section 401(a)(17), and

          (2)  equals the fair market value of allocations, pursuant to Sections
               4.1 and 4.2 of the Quaker ESOP, on behalf of any Quaker ESOP participant affected neither by the limitations of Code Section 401(a)(17) nor by the limitations of Code Section 415, divided by the Participant's cash compensation (as defined in the Quaker
               ESOP); and

     (b) equals the fair market value of Bank contributions actually made on behalf of the Plan Participant pursuant to Sections 4.1 and 4.2 of the Quaker ESOP.

3.3  Bank Retirement Plan Contributions
     ----------------------------------

     The Bank shall make a contribution on behalf of each Participant equal to the applicable value of the contribution credits not made under the Retirement Plan due to limitations imposed on the Retirement Plan pursuant to Code Sections 415 and 401(a)(17).

3.4  Special Contribution Credit
     ---------------------------

     Effective as of January 1, 2000, in lieu of receiving any benefit under the Quaker SERP, former Quaker SERP Participants may sign a written agreement with the Bank to receive a Special Contribution Credit to this Plan. Such Special Contribution Credit will be approved by the Compensation Committee and listed in Appendix A of the Plan. In order to receive this Special Contribution Credit, a Participant must sign a written agreement waiving any right to a benefit under the former Quaker SERP.

3.5  Earnings on Plan Benefits
     -------------------------

     (a) Each Participant's account shall be adjusted as of each Valuation Date. The adjustments made shall be those adjustments reflecting income, gains and losses that would have been made to the Participant's account had the dollar value of the account been invested in the investments selected by the Participant pursuant to the provisions of Section 3.5(b).

     (b) For purposes of determining the adjustments for investment experience set forth in Section 3.5(a) above, the dollar value of each Participant's account shall be deemed to be invested in accordance with the Participant's investment designation in one or more investments established by the Committee pursuant to rules established by the Committee. The Committee may, at its discretion, establish alternative investments or eliminate any previously established investments at any time and from time to time. In accordance with rules established by the Committee, each Participant may elect the investments in which his or her account is deemed invested.

     (c) In the event that the Committee elects not to permit deemed investment elections pursuant to section 3.5(b), a Participant's benefits under this Plan shall be credited with interest at a rate equal to the interest crediting rate under Section 4.4 of the Retirement Plan or such other rate as selected by the Compensation Committee.

3.6  Valuation of Accounts
     ---------------------

     A Participant's account under the Plan shall be valued by the Committee as of each Valuation Date. A Participant's account shall be calculated by starting with the balance of the account as of the prior Valuation Date (assuming a $0 balance for the initial Valuation Date) and by (a) adding to the Participant's account those amounts of Bank contributions, if any, credited to the account of such Participant since the last Valuation date,
     (b) making the adjustments to such Participant's account set forth in
     Section 3.5(a) above since the last Valuation Date, and (c) subtracting the aggregate amount of distributions or withdrawals made since the last Valuation Date to or with respect to such Participant. Notwithstanding the foregoing, Bank contributions made pursuant to Sections 3.1, 3.2 and 3.3, shall be credited to a Participant's account as of each December 31.

3.7  Rules Regarding Reductions
     --------------------------

     For purposes of calculating the amounts under this Article, the following rules shall apply:

     (a) Any portion of the Participant's benefits under the Retirement Plan, Quaker 401(k) Plan and/or the Quaker ESOP which is payable (or has been paid) to another person pursuant to a court order shall be treated as payable to the Participant.

     (b) The Participant's benefit under this Plan shall be determined without regard to whether or not benefits under the Retirement Plan, Quaker 401(k) Plan or Quaker ESOP (collectively the "Bank's Other Plans") have commenced, whether or not such benefits under the Bank's Other Plan's have been paid in full and without regard to the actual form of payment elected by the Participant under the Bank's Other Plans.

3.8  Forms of Payment Options
     ------------------------

     A Participant may elect to receive payment of his benefit under this Plan as

     (a)  a single lump sum payment; or

     (b) installment payments no more frequently than monthly over a period of from 1 to 10 years.

Benefits distributed pursuant to (a) or (b) above shall either be paid or commence to be paid as soon as administratively practicable following a Participant's termination from service or as soon as administratively practicable in the next calendar year following a Participant's termination from service.

3.9  Election of Form of Payment Option
     ----------------------------------

     A Participant may elect the form of payment as described in Section 3.8 by executing a valid payment election form. A Participant may change his election at any time, but such a change in election must be made at least 12 months prior to termination of employment to constitute a valid election. A Participant's election shall be valid even if not made at least 12 months prior to termination of employment if it is made within 30 days of first entering the Plan.

     In the event that a Participant's election or change of election is not valid, the next preceding valid election form (made at least 12 months prior to termination of employment or within 30 days of first entering the
     Plan) shall determine the Participant's payment form.

     In the event a Participant does not have a valid election form or if no election has been made, then payment of a Participant's benefits under this Plan shall be made in the form of a single lump sum payment as soon as administratively practicable following the Participant's termination from service.

                    ARTICLE 4 - RIGHT TO BANK CONTRIBUTIONS


4.1  Vesting in Bank Contributions
     -----------------------------

     A Participant shall have a nonforfeitable right to all Bank Contributions made to his or her account under this Plan upon being credited with five Years of Service.

     Additionally, upon a Change-in-Control as defined in Section 2.3, a Participant shall be fully vested regardless of the number of Years of Service credited.

                     ARTICLE 5 - AMENDMENT AND TERMINATION


5.1  Amendment
     ---------

     The Bank reserves the right in its discretion to amend this Plan at any time in whole or in part, by a formally approved resolution at a regularly scheduled meeting provided, however, that no amendment shall result in the forfeiture of any Participant's benefits accrued (vested or not vested) prior to the date the Bank adopts the amendment. In the alternative, the Bank may, by a formally approved resolution, delegate to one or more officers of the Bank the authority to amend the Plan, in which case the signature of the authorized officer(s) on the Plan amendment shall be sufficient to effectuate the amendment. The Bank or its designee shall notify Participants of any amendments which affect the amount or timing of benefits within 90 days of the effective date of such amendments.

5.2  Termination
     -----------

     The Bank may terminate this Plan at any time by a formally approved resolution at a regularly scheduled meeting. In the alternative, the Bank may, by a formally approved resolution, delegate to one or more officers of the Bank the authority to terminate the Plan in which the signature of the authorized officer(s) on the document terminating the Plan shall be sufficient to effectuate the termination. Termination shall not result in the forfeiture of any Participant's benefits earned prior to the date the Bank adopts a resolution terminating the Plan. The Bank or its designee shall notify Participants of the termination of the Plan within 90 days of the effective date of such termination. In the event that this Plan is terminated, each Participant shall become fully vested in his benefit.

5.3  Amendment of Plan Following a Change in Control.

     Notwithstanding the provisions of Section 5.1 of the Plan for a period of 60 months following the date of a Change of Control, no amendment to the Plan shall be effective unless such amendment is consented to in writing by a majority of Plan Participants.

                          ARTICLE 6 - ADMINISTRATION


6.1 This Plan shall be adopted by the Board of Directors of the Bank and shall be administered by the Compensation Committee.

6.2 The Compensation Committee shall have the sole authority, in its discretion, to adopt, amend and rescind such rules and regulations as it deems advisable in the administration of the Plan, to construe and interpret the Plan, and the rules and regulations, and to make all other determinations and interpretations of the Plan. All decisions, determinations, and interpretations of the Compensation Committee shall be final and binding on all persons, except as otherwise provided by law. Compensation Committee members who are Participants shall abstain from voting on any Plan matters that would cause them to be in constructive receipt of benefits under the Plan. The Compensation Committee may delegate its responsibilities as it deems necessary.

6.3 If a Participant believes benefits have been incorrectly calculated or denied, such person may file a claim with the Compensation Committee. The Compensation Committee shall follow the claims procedures set forth in the Retirement Plan.

6.4  All Plan administrative expenses shall be paid by the Bank.

6.5 The Bank shall indemnify the Compensation Committee and each Compensation Committee member against any and all claims, losses, damages, expenses (including reasonable counsel fees), and liability arising from any action, failure to act, or other conduct in the member's official capacity, except when due to the individual's own gross negligence or willful misconduct.

6.6 In the event that the Committee determines that a Participant's employment performance is no longer at a level which merits continued active participation in the Plan, the Committee may terminate such Participant's active participation in the Plan (without necessarily terminating such Participant's employment) as of the date specified by the Committee. After the effective date of a Participant's termination of active participation in the Plan, such Participant shall not accrue any additional benefits under Sections 3.1, 3.2, 3.3 or 3.4 hereof; nevertheless, such a Participant shall be entitled to interest on plan benefits as provided in
     Section 3.5 hereof.

                        ARTICLE 7 - GENERAL PROVISIONS


7.1  No Funding Obligation
     ---------------------

     The amounts accrued by a Participant hereunder are not held in a trust or escrow account and are not secured by any specific assets of the Bank or in which the Bank has an interest. This Plan shall not be construed to require the Bank to fund any of the benefits provided hereunder nor to establish a trust for such purpose. The Bank may make such arrangements as it desires to provide for the payment of benefits including the use of a trust meeting the requirements of IRS Revenue Procedure 92-64. Neither the Participant, the Spouse nor any other person shall have any rights against the Bank with respect to any portion of the Participant's benefits except as a general unsecured creditor of the Bank. No Participant has an interest in his benefits until the Participant actually receives payment.

     Upon a Change-in-Control, as defined in Section 2.3, all Participants shall immediately become 100% vested as provided in Section 4.1. Notwithstanding anything to the contrary in this Section 7.1, within 30 days following a Change-in-Control as defined in Section 2.3, the Bank will be required to contribute an amount equal to the total vested account balances of all Participants as of the date of the Change in Control to an independent trustee pursuant to the terms of an irrevocable rabbi trust which the Bank shall establish for the benefit of such Participants. Such rabbi trust shall be in substantially the same form as that attached hereto as Exhibit "A".


7.2  Non-Alienation of Benefits
     --------------------------

     No benefit under this Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by a Participant or Spouse, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.

7.3  Limitation of Rights
     --------------------

     Nothing in this Plan shall be construed to limit in any way the right of the Bank to terminate a Participant's employment at any time, for any reason whatsoever, with or without cause; nor shall be evidence of any agreement or understanding, express or implied, that the Bank (a) will employ a Participant in any particular position, (b) will ensure participation in any incentive programs, or (c) will grant any awards from such programs.

7.4  Applicable Laws
     ---------------

     This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of California except as otherwise provided in ERISA.

7.5  Gender and Number
     -----------------

     Except when otherwise indicated by the context, any masculine terminology shall also include the feminine and the definition of any term in the singular shall also include the plural.

7.6  Assumption of Plan.  The Bank expressly agrees that it shall not merge or
     ------------------
     consolidate into or with another corporation, or sell substantially all of its assets to another corporation, firm or person until such corporation, firm or person expressly agrees in writing to assume and discharge the duties and obligations of the Bank under this Plan. The powers, duties, rights and obligations of the Bank under this Plan may be assigned (i) to any company into which the Bank may be merged, or with which it may be consolidated, or (ii) to any company resulting from any merger, reorganization or consolidation to which the Bank is a party, or (iii) to any company to which the business of the Bank may be transferred, to the extent affected Participants transfer their employment to such Bank. If such an assignment occurs, the successor-in-interest to the Bank shall assume the powers, duties, rights and obligations of the Bank in writing.

7.7  Binding Effect.  The provisions of this Plan shall be binding upon the
     --------------
     Bank, the Participants, all affiliated companies employing any Participants, and any successor-in-interest, beneficiary, heir or personal representative to the Bank, any Participant or any affiliated bank ("Affiliated Bank").

7.8  Notices.  All notices, requests, or other communications (hereinafter
     -------
     collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Plan shall be in writing and may be personally delivered, or may be sent by United States registered mail, postage prepaid, return receipt requested and addressed as follows:

     To the Bank,
     and any Affiliated Bank
     or the Committee at:              Quaker City Bank
                                       7021 Greenleaf Avenue
                                       Whittier, CA 90602-1300


     To Participant at:                The Participant's residential
                                       mailing address as reflected
                                       in the Bank's or Affiliated
                                       Bank's employment
                                       records

     A Notice which is delivered personally shall be deemed given as of the date of personal delivery, and a Notice mailed as provided herein shall be deemed given on the date received. Any Participant may change his or her address for purposes of Notices hereunder pursuant to a Notice to the Committee, given as provided herein, advising the Committee of such change. The Bank, any Affiliated Bank and/or the Committee may at any time change its address for purposes of Notices hereunder pursuant to a Notice to all affected Participants, given as provided herein, advising such Participants of such change.

7.9   Severability.  In the event that any provision of this Plan is found to be
      ------------
      invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforcability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

7.10  Tax Effect of Plan.  Neither the Bank nor any Affiliated Bank warrants any
      ------------------
      tax benefit or any financial benefit under this Plan. Without limiting the foregoing, the Bank and each Affiliated Bank and their directors, officers, employees and agents shall be held harmless by the Participant from, and shall not be subject to any liability on account of, any Federal or State tax consequences or any consequences under ERISA of any determination as to the amount of plan benefits to be paid, the method by which plan benefits are paid, the persons to whom plan benefits are paid, or the commencement or termination of the payment of plan benefits.



This Plan is hereby adopted by the Bank on this 21st day of September, 2000.


          QUAKER CITY BANK


     By   /s/ Frederic R. McGill
         ------------------------------

     Its      President
         ------------------------------